BBB
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                             pls run breakevens using 100% severity, 10%cpr, pricing speed, and 40%cpr.  run these 3 scenarios to forward libor and forward libor+200. pls sho me the break cdr and cum losses.  thx

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               Please run cashflows to maturity with 0% advancing, triggers fail, a 6-month lag for newly originated loans.
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Interest Rate              CPR               Severity      CDR            Cum Net Loss         Principal Writedown (if any)
Forward Libor                     10%             100%         4.1%           22.8%                         0
Forward Libor                pricing speed        100%         4.7%           14.0%                         0
Forward Libor                     40%             100%         5.1%           9.1%                          0
Forward Libor + 200               10%             100%         2.5%           15.0%                         0
Forward Libor + 200          pricing speed        100%         3.0%           9.3%                          0
Forward Libor + 200               40%             100%         3.5%           6.4%                          0

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